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                                                                      EXHIBIT 8



                 [Elias, Matz, Tiernan & Herrick L.L.P. letterhead]


                                 December 13, 1996



Board of Directors
PennFirst Bancorp, Inc.
600 Lawrence Avenue
Ellwood City, Pennsylvania  16117

Board of Directors
Troy Hill Bancorp, Inc.
1706 Lowrie Street
Pittsburgh, Pennsylvania  15212

Ladies and Gentlemen:

    We have acted as special counsel to PennFirst Bancorp, Inc. ("PennFirst"), a Pennsylvania company, and Troy Hill Bancorp, Inc. ("Troy Hill"), a Pennsylvania company, in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of Troy Hill with and into PennFirst. This opinion is delivered in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act.

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus"), representation letters from PennFirst and Troy Hill, and such other documents as we have deemed necessary or appropriate.

    We hereby confirm that the disclosure in the Joint Proxy Statement/Prospectus under the captions "SUMMARY - Certain Federal Income Tax Consequences" and "THE MERGER - Certain Federal Income Tax Consequences" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

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PennFirst Bancorp, Inc.
Troy Hill Bancorp, Inc.
December 13, 1996
Page 2

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "THE MERGER - Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.




                                  By:  /s/ Jeffrey D. Haas
                                       Jeffrey D. Haas, a Partner